                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our report dated December 20, 2000 with respect to Credit Suisse Large Cap Value Fund (one of the funds comprising Credit Suisse Capital Funds) (formerly, DLJ Growth and Income Fund (one of the funds comprising DLJ Focus Funds)), which is incorporated by reference, in this Registration Statement (Form N-14 No. 333-74552) of Credit Suisse Capital Funds.


                                              ERNST & YOUNG LLP

New York, New York
January 14, 2002